Execution Version

Exhibit 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement (the  “Amendment”) is made this 15th day of March, 2018 by and among Green Plains Trade Group LLC, a limited liability company formed under the laws of the State of Delaware (“GTRADE”), and each other Person joined as a Borrower from time to time (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.On July 28, 2017, Borrower, Lenders and Agent entered into that certain Fourth Amended and Restated Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.The Borrower has informed Agent that Borrower wishes to sell certain accounts receivable on an ongoing basis pursuant to a certain supplier agreement (the “Supplier Agreement”), to be dated on or about the date hereof.

C.In connection with the foregoing, the Borrower hereby requests, and subject to the terms and conditions hereof, Agent and the Required Lenders have agreed to amend certain terms and provisions of the Loan Agreement as more particularly described herein.

D.The parties hereto are entering into this Amendment with the understanding and agreement that, except as expressly provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any Other Document is being waived or modified by the terms of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendments to Loan Agreement. On the Effective Date (as defined below), the Loan Agreement is amended as follows:
(a) New Definitions. The following new definitions are hereby added to Section

1.2 of the Loan Agreement in alphabetical order as follows:

“Designated Supply Chain Accounts” means Receivables owing from any account debtor designated in writing by a Borrower to the Agent which is proposed to be subject to an automatic or selective discounting supply chain finance program;

“Permitted Supply Chain Financing” means a supply chain finance transaction or transactions whereby a Borrower sells (i) Designated Supply Chain Accounts consisting of a portion of its Receivables at the request of a customer of such Borrower or a related Borrower (and for the avoidance of doubt, not with respect to Receivables of any Borrower or Borrowers generally) or (ii) drafts or bills of exchange which reflect such Borrower’s right to payment from a customer of such Borrower or a related Borrower for goods or services provided, and:

(a) a Borrower, prior to entering into such transaction, shall have provided the Agent with copies of all documentation regarding such proposed Permitted Supply Chain Financing arrangements;
(b) a Borrower shall have obtained the prior written consent of the Agent and the Required Lenders before entering into such transaction;

(c) all or substantially all of the cash proceeds of such transaction are remitted directly to a Blocked Account;

(d) such transaction shall be without recourse to such Borrower other than customary recourse terms provided for in the applicable documentation (in connection with the customary representations made with respect to the applicable Receivables or drafts/bills of exchange);

(e) any discount rate applicable to such transaction shall be reasonable and customary based on market terms at such time; and

(f) prior to, or after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b) Restated Definition. The following definition of “Eligible Receivables” set forth in Section 1.2 of the Loan Agreement is hereby deleted in its entirety and restated as follows:

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)it is due or unpaid more than ten (10) days after the original due date or thirty five (35) days after the original invoice date;

(c)fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

(d)any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)the sale is to a Customer outside the continental United States of America or Canada (other than Quebec), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g)the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and- return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper, an instrument or a judgment;

(h)Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) and has otherwise complied with other applicable statutes or ordinances;

(j)the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k)the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(l)the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim against any obligation of any Borrower or any Affiliate Plant (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or any Affiliate Plant or the Receivable is contingent in any respect or for any reason;

(m)the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)such Receivable is not payable to a Borrower;

(p)such Receivables is an Argos Receivable;

(q)such Receivable is not unconditionally payable in U.S. Dollars or Canadian Dollars;

(r)twenty-five percent (25%) or more of the Eligible Receivables are owing from such Customer;

(s)the Account Debtor with respect to such Receivable is subject to Sanctions or is on any specially designated national list maintained by OFAC;

(t)such Receivable is part of a Permitted Supply Chain Financing of Designated Supply Chain Accounts; or

(u)such Receivable is not otherwise satisfactory to Agent in its Permitted Discretion.

(c) Merger, Consolidation, Acquisition and Sale of Assets. Section 7.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) dispositions of Inventory and Equipment to the extent expressly permitted by Section 4.3, (ii) dispositions pursuant to a Permitted Supply Chain Financing and (iii) any other sales or dispositions expressly permitted by this Agreement.

(d) Disposition of Collateral. Section 4.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

      4.3.    Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.21; and (c) a Permitted Supply Chain Financing.

(e) Agent’s Discretion. Section 11.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

11.2.   Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interest or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder, it being understood that any Liens granted to the Administrative Agent pursuant to this Agreement with respect to Receivables or other Collateral, including instruments, sold pursuant to a Permitted Supply Chain Financing, shall be deemed to be automatically released to the extent required to give effect to such transaction (it being further understood that any such Lien on Receivables or other Collateral, including instruments, sold pursuant to a transaction that is not a Permitted Supply Chain Financing shall not be deemed to be automatically released upon its sale).

2. Representations and Warranties of Borrowers. Each Borrower hereby:

(a)reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws,  or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received this Amendment fully executed by the Borrowers and Guarantor;
(b) Agent shall have received the fully executed Supplier Agreement and any UCC-1 financing statement in form and substance satisfactory to Agent; and
(c) Agent shall have received such other agreements, documents or information as requested by Agent in its reasonable discretion.

4. Further Assurances.  Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the terms of this Amendment.

5. Payment of Expenses.  Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on March 14, 2018, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $140,650,448.03, consisting of

(i) $128,076,838.16 on account of Revolving Advances, $12,573,609.87 on account of FILO Advances and $0 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

8. Acknowledgment of Guarantors.  By execution of this Amendment, Green Plains Inc., formerly known as Green Plains Renewable Energy, Inc., hereby covenants and agrees that its Fourth Amended and Restated Limited Guaranty and Suretyship Agreement dated July 28, 2017 shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

9. Miscellaneous.
(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law.  The terms and conditions of this Amendment and all matters relating hereto or thereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

(e) Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

GREEN PLAINS TRADE GROUP LLC, as Borrower
By:/s/ Phil Boggs Name: Phil Boggs Title:VP Finance & Treasurer
GREEN PLAINS INC., as Guarantor
By:/s/ Phil Boggs Name: Phil Boggs Title:VP Finance & Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By:/s/ James Simpson Name: James Simpson Title:Vice President

BANK OF AMERICA, N.A. as a Lender
By:/s/ Charles Fairchild Name: Charles Fairchild Title:Senior Vice President

CITIBANK, N.A., as a Lender
By:/s/ Jeff Royston Name: Jeff Royston Title:SVP

BMO HARRIS BANK N.A., as a Lender
By:/s/ Craig Thistlethwaite Name: Craig Thistlethwaite Title:Managing Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By:/s/ William J. Paul Name: William J. Paul Title:Senior Vice President

WOODFOREST NATIONAL BANK, as a Lender
By:/s/ Dennis Kujawa Name: Dennis Kujawa Title:First Vice President